EXHIBIT 4

FORM 8.1/8.3

Lodge with a RIS or Newstrack and the Takeover Panel. Use separate form for each class of securities in which dealings have been made.

Date of disclosure: 7 October 2003

DISCLOSURE UNDER RULE 8.1(a), 8.1(b)(i) AND 8.3

OF THE IRISH TAKEOVER PANEL ACT, 1997

TAKEOVER RULES 2001

Date of dealing: 6 October 2003

Dealing in: FIRST ACTIVE PLC

1.	Class of securities (eg ordinary shares): ORD EUR0.32

(2) Amount bought	Amount sold	Price per unit

1,850,000	0	EUR 6.125405

(3) Resultant total of the same class owned or controlled

(and percentage of class): 1,850,000 (1.29%)

(4) Party making disclosure: ROYAL BANK OF SCOTLAND GROUP PLC

(5) EITHER (a) Name of purchaser/vendor (Note 1) ROYAL BANK OF SCOTLAND PLC

OR (b) If dealing for discretionary client(s), name of fund management organisation

(6) Reason for disclosure (Note 2)

(a) associate of (i) offeror (Note 3): YES

(ii) offeree company: NO

Specify which category or categories of associate (1-8 overleaf): 1

If category (8), explain

(b) Rule 8.3 (ie disclosure because of ownership or control of 1% or more of the class of relevant securities dealt in): YES

Signed, for and on behalf of the party named in (4) above

(Also print name of signatory): ERIC TOUGH

Telephone and extension number: +44 131 523 2050

Note 1. Specify owner, not nominee or vehicle company. If relevant, also identify controller of owner, eg where an owner normally acts on instructions of a controller.

Note 2. Disclosure might be made for more than one reason; if so, state all reasons.

Note 3. Specify which offeror if there is more than one.

Note 4. When an arrangement exists with any offeror, with the offeree company or with an associate of any offeror or of the offeree company in relation to relevant securities, details of such arrangement must be disclosed, as required Rule 8.7.

Note 5. It may be necessary, particularly when disclosing derivative transactions, to append a sheet to this disclosure form so that all relevant information can be given.

Note 6. In the case of an average price bargain, each underlying trade should be disclosed.

Note 7. Unless otherwise stated, references to Rules are to Rules in Part B of the Rules.

Note 8. “Stock Exchange”:see definition in Rule 2.1(a) of Part A.

For full details of disclosure requirements, see Rule 8. If in doubt, contact the Panel.

END